Exhibit 99.1

The ONE Group Announces First Quarter 2016 Results

New York, NY – May 16, 2016 – The ONE Group Hospitality, Inc. (“The ONE Group”) (NASDAQ: STKS), today announced its financial results for the first quarter ended March 31, 2016.

Highlights for the first quarter ended March 31, 2016 were as follows:

•	The first quarter marked our eighth consecutive quarter of double digit revenue growth;

•	Owned unit net revenues increased 47.9% to $14.4 million;

•	Total GAAP revenue increased 39.2% to $16.4 million;

•	Total food and beverage sales at owned and managed units* increased 17.2% to $35.2 million;

•	Management and incentive fee revenues were $2.0 million for the quarter;

•	GAAP net loss attributable to The ONE Group Hospitality, Inc. for the quarter decreased 58.1% to ($457,000), or ($0.02) per share; and

•	Adjusted EBITDA increased 40.1% to $1.1 million compared to $762,000 for the same period last year.**

*Total food and beverage sales at owned and managed units, a non-GAAP measure, represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. For a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units and a discussion of why we consider it useful, see the financial information accompanying this release.

** Adjusted EBITDA, a non-GAAP measure, represents net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock based compensation and losses from discontinued operations. For a reconciliation of adjusted EBITDA to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

Jonathan Segal, CEO of The ONE Group said, “We are pleased with the performance of the first quarter, which included our eighth consecutive quarter of double digit revenue growth and positive same store sales. We leveraged this top line growth into an over 40% increase in adjusted EBITDA. Additionally, we continued to execute against our robust development plans for 2016 which include a combination of eight new STK restaurants and unique food and beverage hospitality deals.”

Segal continued, “Looking forward, after much anticipation, we could not be more excited to open STK Orlando in the high traffic area of Disney Springs at the end of May. This will be one of our largest restaurants at over 14,000 square feet on two stories. We believe it will be a very meaningful project for the brand.”

First Quarter 2016 Financial Results

Total owned unit net revenues increased 47.9% to $14.4 million in the first quarter of 2016 compared to $9.7 million in the first quarter of 2015. The increase was primarily due to the re-opening of STK Miami Beach and the opening of our STK in Chicago in the fourth quarter and the STK at the W Hotel in West Beverly Hills which opened earlier in 2015. Comparable sales from owned STK units increased 2.4% for the quarter. Comparable sales from owned and managed STK units increased 2.8% for the quarter.

Management and incentive fee revenues were $2.0 million in the first quarter of 2016, a decrease of 1.8% compared to $2.1 million in the prior year’s quarter. The decrease was driven by the decline in revenue from our UK operations as well as a decline in the currency exchange rates versus the same period a year ago as well as a slight decrease in incentive fees from our STK in Las Vegas.

Total food and beverage sales at owned and managed units increased 17.2% to $35.2 million compared to $30.0 million in the first quarter of 2015.

Adjusted EBITDA for the first quarter of 2016 increased 40.1% to $1.1 million compared to adjusted EBITDA of $762,000 in the first quarter of 2015.

Net loss attributable to The ONE Group Hospitality, Inc. decreased 58.1% to $457,000 compared to a net loss of $1.1 million in the first quarter of 2015.

Adjusted net loss for the quarter was $415,000, or ($0.02) per share, compared to adjusted net loss of $296,000, or ($0.01) per share, in the first quarter of 2015. ***

*** Adjusted net income, a non-GAAP measure, represents net income before loss from discontinued operations, non-recurring gains and losses, non-cash impairment losses and stock based compensation. For a reconciliation of adjusted net income to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

Development Update

UP COMING PLANNED OPENINGS

OWNED STK UNITS

Projected 2016

STK Orlando

STK Dallas, including an STK Rooftop

STK San Diego, including an STK Rooftop

STK Denver

STK Austin, including an STK Rooftop

Projected 2017

STK Edinburgh

STK Boston

MANAGED UNITS

Projected 2016

STK Miami (at the ME Hotel)

ME Miami- Food and Beverage Services

STK Toronto

LICENSED UNITS

Projected 2016

STK Ibiza

Conference Call

The Company will host a conference call to discuss first quarter and 2016 financial results today at 5:00 PM Eastern Time. Hosting the call will be Jonathan Segal, Chief Executive Officer, and Sam Goldfinger, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13636403. The replay will be available until June 16, 2016.

About The ONE Group

The ONE Group (NASDAQ:STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and Europe. ONE Hospitality, The ONE Group’s food and beverage hospitality services business, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) changes in applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed on March 30, 2016.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Results of Operations (in thousands, except share and per share data)

The following table sets forth certain statements of operations and comprehensive income data for the periods indicated:

	For the Three Months Ended March 31,
	2016	2015

Revenues:
Owned unit net revenues	$14,379.9	$9,725.3
Management and incentive fee revenue	2,014.1	2,051.3
Total revenue	16,394.0	11,776.6

Cost and expenses:
Owned operating expenses:
Food and beverage costs	3,528.8	2,497.2
Unit operating expenses	9,247.7	7,009.2
General and administrative, net	2,683.7	2,444.5
Depreciation and amortization	522.6	420.1
Management and royalty fees	-	24.8
Pre-opening expenses	900.2	1,074.7
Equity in income of investee companies	(82.6)	(169.0)
Derivative (income) expense	(100.0)	614.0
Interest expense (income), net of interest income	98.2	(5.2)
Other income, net	225.0	(329.0)

Total cost and expenses	17,023.5	13,581.3

Loss from continuing operations before benefit for income taxes	(629.6)	(1,804.7)

Benefit for income taxes	(66.0)	(610.5)

Loss from continuing operations	(563.6)	(1,194.2)

Income (loss) from discontinued operations, net of taxes	1.8	(3.1)

Net loss	(561.8)	(1,197.4)
Less: net loss attributable to noncontrolling interest	(104.9)	(106.7)

Net loss attributable to THE ONE GROUP	$(456.9)	$(1,090.6)

Amounts attributable to THE ONE GROUP	$(458.7)	$(1,087.5)
(Income) Loss from discontinued operations, net of taxes	(1.8)	3.1
Net loss attributable to THE ONE GROUP	$(456.9)	$(1,090.6)

Net loss attributable to THE ONE GROUP	$(456.9)	$(1,090.6)
Other comprehensive loss
Currency translation adjustment	(21.4)	(128.8)

Comprehensive loss	$(478.3)	$(1,219.4)

Net loss per share attributable to THE ONE GROUP	$(0.02)	$(0.04)
Shares outstanding - basic	25,250,424	24,940,195
Shares outstanding - diluted	25,250,424	24,940,195

CONSOLIDATED BALANCE SHEET

(in thousands)

	March 31,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,213.7	$1,841.9
Accounts receivable, net	4,074.4	4,063.5
Inventory	1,110.2	1,152.1
Other current assets	3,582.1	3,559.0
Due from related parties	1,442.6	1,337.4
Total current assets	11,423.0	11,953.9

Property & equipment, net	31,412.0	27,952.3
Investments	2,887.5	2,910.3
Deferred tax assets	9,752.2	10,093.7
Other assets	951.0	691.6
Security deposits	2,447.7	2,444.5
Total assets	$58,873.4	$56,046.3

Liabilities and Stockholders’ Equity
Current liabilities:
Cash overdraft	$965.8	$973.8
Long term debt, current portion	3,021.9	2,680.1
Accounts payable	2,655.7	2,501.6
Accrued expenses	3,860.4	4,635.6
Derivative liability	-	100.0
Deferred revenue	333.1	204.0
Total current liabilities	10,836.8	11,095.1

Long term debt, net of current portion	9,470.7	9,956.6
Deferred license revenue, long-term	1,099.6	1,099.6
Deferred rent payable	14,496.7	14,290.0
Total liabilities	35,903.8	36,441.3

Stockholders’ equity	23,814.3	20,285.7
Noncontrolling interest	(844.7)	(680.7)
Total stockholders’ equity including noncontrolling interest	22,969.7	19,605.0

Total Liabilities and Stockholders’ Equity	$58,873.4	$56,046.3

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, adjusted net income and adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the Three Months Ended March 31,
	2016	2015
	(unaudited)	(unaudited)

Owned Unit Net Revenues (a)	$14,379.9	$9,725.3
Management and Incentive Fee Revenue	2,014.1	2,051.3
GAAP Revenues	16,394.0	11,776.6

Food and Beverage Sales from Managed Units (a)	20,846.2	20,319.2

Total Food and Beverage sales at Owned and Managed Units	35,226.15	30,044.50

(a)	Components of Total Food & Beverage Sales at Owned and Managed Units

Adjusted EBITDA. We define adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses and losses from discontinued operations. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is a more appropriate measure of operating performance, as it provides a clearer picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income to adjusted EBITDA for the periods indicated (in thousands):

	For the Three Months Ended March 31,
	2016	2015
	(unaudited)	(unaudited)

ADJUSTED EBITDA:
Net loss attributable to THE ONE GROUP	$(456.9)	$(1,090.6)
Net loss attributable to noncontrolling interest	(104.9)	(106.7)
Net loss	(561.8)	(1,197.4)
Interest expense (income), net of interest income	98.2	(5.2)
Benefit for income taxes	(66.0)	(610.5)
Depreciation and amortization	522.6	420.1
Deferred rent (1)	60.2	211.6
Pre-opening expenses	900.2	1,074.7
Loss from discontinued operations	(1.8)	3.1
Derivative (income) expense	(100.0)	614.0
Stock based compensation	144.0	178.0

ADJUSTED EBITDA	995.6	688.5

Non-controlling ADJUSTED EBITDA	(71.6)	(73.3)

THE ONE GROUP ADJUSTED EBITDA	$1,067.2	$761.7

(1)	Deferred rent is included in occupancy expense on the statement of operations and comprehensive income.

Adjusted Net Income. We define adjusted net income as net income before loss from discontinued operations, non-recurring gains and losses, non-cash impairment losses, and stock based compensation. Adjusted net income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Adjusted net income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

We believe that adjusted net income provides a clearer picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business.

The following table presents a reconciliation of net income to adjusted net income for the periods indicated (in thousands, except share and per share data):

	For the Three Months Ended March 31,
	2016	2015
	(unaudited)	(unaudited)
ADJUSTED NET INCOME:

Net loss attributable to THE ONE GROUP	$(456.9)	$(1,090.6)
Net loss attributable to noncontrolling interest	(104.9)	(106.7)
Net loss	(561.8)	(1,197.4)
Loss from discontinued operations	(1.8)	3.1
Derivative income	(100.0)	614.0
Stock based compensation	144.0	178.0

Adjusted net loss	(519.6)	(402.2)

Non-controlling adjusted net loss	(104.9)	(106.7)

THE ONE GROUP adjusted net loss	$(414.8)	$(295.5)

Adjusted net losse per share - Basic and diluted	$(0.02)	$(0.01)
Shares outstanding - basic	25,250,424	24,940,195
Shares outstanding - diluted	25,250,424	24,940,195

Investor Contact:

Michelle Epstein, ICR

(203) 682-8200